SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2004

BioMed Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 195
San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Item 3.02 Unregistered Sales of Equity Securities.
SIGNATURE

Item 3.02 Unregistered Sales of Equity Securities.

     On September 24, 2004 and September 30, 2004, in connection with our formation and initial public offering, an aggregate of 541,998 limited partnership units in BioMed Realty, L.P., our operating partnership, with an aggregate value of approximately $8.1 million based on the initial public offering price of our common stock, were issued to Alan D. Gold, Gary A. Kreitzer, John F. Wilson, II, Julie A-M Wilson (Mr. Wilson’s wife, as custodian for their children), Mark A. Chandik, Duane Dobbs, the William R. Hamlin and Jane L. Hamlin Family Trust, the Susan B. Stockdale Trust Dated October 8, 2003 and Glen P. Vieira, in exchange for the contribution to us of interests in the entities that own certain properties located at 10225 Science Center Drive and 10165 McKellar Court, in San Diego, California. Each limited partnership unit is redeemable after one year for cash equal to the then-current market value of one share of our common stock or, at our option, one share of our common stock.

     The limited partnership units were issued in reliance upon the exemption from registration provided for by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The limited partnership units were issued without general solicitation or advertising and each recipient of limited partnership units represented that he or she was an “accredited investor,” within the meaning of Regulation D of the Securities Act.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2004	BIOMED REALTY TRUST, INC.
	By:	/s/ JOHN F. WILSON, II
	Name:	John F. Wilson, II
	Title:	Chief Financial Officer